Exhibit 10.1

THIS WARRANT WILL BE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE. THE WARRANT MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF THE ISSUER. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF THE ISSUER, THEN THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND THE ISSUER, IF IT SO REASONABLY DETERMINES IS NECESSARY, IS IN RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ITS BOARD OF DIRECTORS THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

IN ADDITION, THE WARRANT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE TRANSFER PROVISIONS OF THE WARRANT.

THESE LEGENDS MAY NOT BE REMOVED WITHOUT THE WRITTEN CONSENT OF THE ISSUER (NOT TO BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED).

WARRANT

Warrant Certificate No.: W-1

Original Issue Date: September 29, 2025.

FOR VALUE RECEIVED, Wolfspeed, Inc., a Delaware corporation (the “Company”), hereby certifies that Renesas Electronics America Inc., a California corporation, or its registered assigns (the “Holder”), is entitled to purchase from the Company a number of shares of duly authorized, validly issued, fully paid, and nonassessable Common Stock equal to the Issuance Amount less the aggregate number of Common Stock previously issued from time to time as a result of any partial exercise of this Warrant in accordance with Section 3, at a purchase price per share of $23.95 (the “Exercise Price”), all subject to the terms, conditions, and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Exercise Price” means, with respect to any exercise of this Warrant for Warrant Shares pursuant to Section 3 hereof, an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Black-Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OVME” function on Bloomberg Financial Markets determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the termination of the Exercise Period, (B) an implied volatility equal to thirty-five percent (35%), (C) an underlying price per share of Common Stock calculation equal to the VWAP of the Common Stock measured as of the date of the Holder’s election pursuant to Section 4(a), (D) a remaining option time equal to the remaining Exercise Period measured as of the date of the Holder’s election pursuant to Section 4(a), (E) a zero cost of borrow, and (F) assuming zero discrete dividend payments.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks in New York City or the State of California in the United States are authorized or required by law to be closed.

“Common Stock” means the shares of common stock, par value $0.00125 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged, or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“ELOC/ATM” means the equity line of credit or “at the market” program entered into to facilitate the sale of Common Stock as set forth in the Plan.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern Time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Notice, this Warrant, and the Aggregate Exercise Price.

“Exercise Notice” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Extraordinary Dividend” has the meaning set forth in Section 4(e).

“Fair Market Value” means, (i) with respect to the Common Stock, as of any particular date: (a) the closing price of the Common Stock for such day on the primary U.S. securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the closing bid and asked prices for the Common Stock on such exchange at the end of such day; or (c) if at any time the Common Stock is not listed on any Trading Market, the fair market value per share as determined in good faith by the Board and (ii) with respect to any other property, the fair market value thereof as determined in good faith by the Board; provided that if the Holder objects in writing to the Board’s calculation of Fair Market Value within four (4) Business Days of receipt of written notice thereof, the valuation dispute resolution procedure set forth in Section 12 hereof shall be invoked to determine Fair Market Value.

“Fundamental Transaction” means (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the voting power of the capital stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the voting power of the capital stock of the Company.

“Holder” has the meaning set forth in the preamble.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof by and between the Company and the Holder.

“Issuance Amount” means 4,943,555 (as subject to adjustment pursuant to Section 4 hereof) of duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

“Original Issue Date” means September 29, 2025.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity or organization, including a government or political subdivision or an agency or authority.

“Plan” means the Joint Prepackaged Chapter 11 Plan of Reorganization of Wolfspeed, Inc. and Its Debtor Affiliate [Docket No. 8] (as modified, amended, or supplemented from time to time, consistent with the terms thereof) on June 30, 2025, which was confirmed by the United States Bankruptcy Court for the Southern District of Texas on September 8, 2025.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof by and between the Company, the Holder and the other parties thereto.

“Regulatory Trigger Deadline” means the earlier of (i) the date on which the Company, Wolfspeed Texas LLC and the Holder agree in good faith that it is more likely than not that the Regulatory Approvals (as defined in the Plan) will not be obtained, and (ii) two (2) years from the Original Issue Date; provided, if upon two (2) years from the Original Issue Date the Company, Wolfspeed Texas LLC and the Holder agree, in good faith, that Regulatory Approvals are more likely than not to be obtained prior to three (3) years from the Original Issue Date, then upon three (3) years from the Original Issue Date. For the avoidance of doubt, to the extent the Holder obtains all Regulatory Approvals prior to the date of the Regulatory Trigger Deadline, the Regulatory Trigger Deadline shall be deemed not to have occurred.

“Sale of the Company” means an event or transaction or series of related events or transactions pursuant to which, directly or indirectly, either (x) any Person or group of Persons acting jointly or otherwise in concert acquires ownership, directly or indirectly, beneficially or of record, of equity interests of the Company having more than fifty percent (50%) of the aggregate ordinary voting power, determined on a fully-diluted, as-if-converted or exercised basis, whether such right is exercisable immediately or only after the passage of time, or (y) all or substantially all of the assets or businesses of the Company and its Subsidiaries, taken as a whole, are transferred or sold, including by way of lease, transfer, conveyance or other disposition (including, without limitation, by way of irrevocable, exclusive license arrangements).

“Securities Act” has the meaning set forth in Section 8(a).

“Subsidiary” means, with respect to any Person: (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability corporation are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Market” means any market or exchange of the New York Stock Exchange or The Nasdaq Stock Market, LLC.

“VWAP” means the 20-day volume-weighted average price (using the “VWAP” function on Bloomberg Financial Markets and the “Bloomberg Definition” methodology).

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Documents” means this Warrant, the Registration Rights Agreement and the Investor Rights Agreement.

“Warrant Shares” means the Common Stock or other capital stock of the Company then purchasable upon exercise of any portion of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., Eastern Time, on September 29, 2028 or, if such day is not a Business Day, on the immediately following Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein); provided, however, that if the Regulatory Trigger Deadline occurs, then such Exercise Period shall be extended to 5:00 p.m., Eastern Time, on September 29, 2029.

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive office (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction in accordance with Section 7(a) hereof), together with an Exercise Notice in the form attached hereto as Exhibit A (each, an “Exercise Notice”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made at the option of the Holder by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price (a “Cash Exercise”);

(ii) by having the Company withhold Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula (a “Cashless Exercise”):

X = Y*(A - B) ÷ A

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 3(a), if such exercise were by means of a Cash Exercise.

A = the Fair Market Value of one Warrant Share as of the applicable Exercise Date.

B = the Exercise Price in effect under this Warrant as of the applicable Exercise Date.

or

(iii) any combination of the foregoing.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable via a Cashless Exercise. In the event of any withholding of Warrant Shares pursuant to Section 3(b)(ii) or Section 3(b)(iii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date.

(c) Delivery of Shares. Upon receipt by the Company of the Exercise Notice, surrender of this Warrant, and payment of the Aggregate Exercise Price (in accordance with Section 3(a) and Section 3(b) hereof), the Company shall, as promptly as reasonably practicable, and in any event within three (3) Business Days after the completion of the last of those conditions to be completed, deliver (or cause to be delivered) to the Holder (x) (1) a book-entry statement representing the Warrant Shares issuable upon such exercise or (2) if the Warrant Shares are issued in certificated form, a certificate or certificates for the number of Warrant Shares issuable upon such exercise, together with (y) cash in lieu of any fraction of a Warrant Share, as provided in Section 3(d) hereof. The book-entry position shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person’s name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the book-entry statement or certificate representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Representations of the Company. The Company hereby represents, covenants, and agrees:

(i) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as currently proposed to be conducted, to issue and enter into this Warrant and to carry out the transactions contemplated thereby, and (C) except where the failure to do so, individually or in the aggregate, has not had, and would not be reasonably expected to have, a material adverse effect on the business, assets, financial condition or operations of the Company, is qualified to do business and, where applicable is in good standing, in every jurisdiction where such qualification is required.

(ii) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(iii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be reasonably necessary in order that such Warrant Shares are, validly issued, fully paid, and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens, and charges.

(iv) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay (x) any tax or governmental charge imposed in respect of net income (howsoever denominated) of any Holder, (y) any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid and (z) any legal fees or expenses of the Holder in connection with such exercise. The Holder agrees to promptly provide any forms or other documentation reasonably requested by the Company to reduce or eliminate any such taxes or other governmental charges, in each case to the extent the Holder is legally eligible to do so.

(v) Other than the Registration Rights Agreement, as of the Original Issue Date there are no contracts, agreements or understandings between the Company and any Person granting such Person demand, piggyback or shelf registration rights.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with an offering by the Company, a Sale of the Company or other transaction, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant.

(i) No Material Changes. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company shall (A) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be required to be obtained by the Company to perform its obligations under this Warrant, and (C) use commercially reasonable efforts to ensure that the Warrant Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Warrant Shares are listed or traded. Notwithstanding the foregoing, nothing in this paragraph shall prevent the Company from repurchasing or otherwise buying back shares of its Common Stock.

(j) Listing. The Company shall use commercially reasonable efforts to cause the Warrant Shares to be approved for listing on the primary U.S. securities exchange on which the Common Stock may at the time be listed on or about the Original Issue Date, subject to notice of issuance of the Warrant Shares.

(k) Regulatory Approvals. Until all the Regulatory Approvals have been received, the Warrant shall not be issued (other than for U.S. federal and applicable state and local income tax purposes). Instead, for the avoidance of doubt and pursuant to the Warrant Documents, upon the Original Issue Date and until all the Regulatory Approvals have been received, (i) the Company shall grant the Holder the right to receive the cash proceeds from a primary registered offering or sales under the ELOC/ATM of shares of Common Stock in lieu of Warrant Shares receivable under this Warrant and (ii) the transfer of the Warrant, including the transfer of the right to receive the cash proceeds from a primary registered offering or sales under the ELOC/ATM of shares of Common Stock in lieu of Warrant Shares receivable under this Warrant, shall be subject to the restrictions in Section 3.7 of the Investor Rights Agreement.

4. Effect of Certain Events.

(a) Fundamental Transaction. The Holder shall be entitled to the benefits of the provisions of this Section 4(a) regardless of whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares. If, at any time after the Original Issue Date but prior to the exercise hereof and prior to the expiration of the Exercise Period, there occurs a Fundamental Transaction, then:

(i) If such Fundamental Transaction is consummated within two (2) years of the Original Issue Date, except with respect to a Fundamental Transaction initiated by the Holder or any of its Affiliates, the Company or any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount in cash equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Board, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the remaining unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. The payment of the Black-Scholes Value will be made to the Holder by wire transfer of immediately available funds (or such other consideration) within the later of (i) three (3) Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction.

(ii) If such Fundamental Transaction is consummated following the two (2) year anniversary of the Original Issue Date and the consideration to be received in such Fundamental Transaction for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction exceeds the Exercise Price then in effect at the time of the consummation of such Fundamental Transaction such that the Warrant has positive intrinsic value (i.e., the Warrant is “in the money” at the time of such Fundamental Transaction), this Warrant shall be automatically exercised in full immediately prior to the completion of such Fundamental Transaction via cashless exercise (or, at the Holder’s option, via cash exercise to the extent the Holder pays the applicable Exercise Price in cash prior to the completion of such Fundamental Transaction) and the Holder shall receive consideration in the amount owed to the Holder as a shareholder of the Company and in proportion to the Holder’s entitlement to consideration in connection with the closing of such Fundamental Transaction.

(iii) If such Fundamental Transaction is consummated following the two (2) year anniversary of the Original Issue Date and the consideration to be received in such Fundamental Transaction for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction is less than the Exercise Price then in effect at the time of the consummation of such Fundamental Transaction such that the Warrant has zero or negative intrinsic value (i.e., the Warrant is “at the money” or “out of the money” at the time of such Fundamental Transaction), the Company shall cause any Successor Entity (or its parent entity) to issue to the Holder a new warrant to purchase the number of shares of common stock or other proprietary interest in the Successor Entity (or its parent entity) (and to receive any other consideration) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock and such other consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock and such other consideration, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), in form and substance reasonably satisfactory to the Holder and approved in writing by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall deliver to the Holder such new warrant in exchange for this Warrant. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in this Warrant, including, for the avoidance of doubt, the remaining Exercise Period and any other terms hereof. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of the new warrant following such Fundamental Transaction. The provisions of this Section 4(a) (and any equivalent thereof in any such new warrant) shall apply to successive transactions.

(b) Adjustment of Warrant Upon Spin-off. If, at any time after the Original Issue Date but prior to the exercise hereof, the Company shall distribute equity of one or more of its divisions or Subsidiaries to its stockholders (or consummate any other transactions commonly known as a “spin off”) (such transaction, a “Spin-Off” and such newly created entity, the “Spin-off Entity”), then the Company (i) shall issue to the Holder a new warrant to purchase the number of shares of common stock or other proprietary interest in the Spin-off Entity (and any other consideration) that the Holder would have owned had the Holder exercised this Warrant immediately prior to the consummation of such spin-off and (ii) shall make provision therefor in the agreement, if any, relating to such Spin-Off. This Warrant and such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in this Warrant, including, for the avoidance of doubt, through adjusting the Exercise Price and any other terms hereof. The provisions of this Section 4(b) (and any equivalent thereof in any such new warrant) shall apply to successive transactions.

(c) Stock Dividends and Distributions. Subject to the provisions of Section 4(a), as applicable, if the Company shall, at any time or from time to time after the Original Issue Date, (A) make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or any other distribution payable in Common Stock of the Company or securities convertible, exercisable or exchangeable into Common Stock, (B) subdivide the outstanding Common Stock, whether by way of stock dividend, stock split or otherwise, or (C) combine the outstanding Common Stock into a smaller number of shares, whether by way of stock combination, reverse stock split or otherwise, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, the kind and amount of securities of the Company which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event (or, in the case of a dividend, immediately prior to the record date therefore) and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4(c) with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities in an amount equal to the amount of such securities as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

(d) Adjustment in Exercise Price. Whenever the number of Warrant Shares acquirable upon exercise of the Warrants is adjusted as provided in Section 4(c), the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately prior to such adjustment and (B) the denominator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately after such adjustment.

(e) Extraordinary Dividends and Distributions. If the Company, at any time after the Original Issue Date but prior to the exercise hereof, shall pay a dividend or make a distribution in cash, securities or other assets to all of the holders of Common Stock on account of such Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant), other than as described in Section 4(b) or Section 4(c) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the Fair Market Value of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such cash, securities or other assets in an amount equal to the amount of such cash, securities or other assets as the Holder would have received if the Warrant had been exercised in full into Warrant Shares immediately prior to the effective date of such Extraordinary Dividend.

(f) Primary Registered Offering; ELOC/ATM Sales. To the extent that the Company, prior to the receipt of the Regulatory Approvals, conducts a primary registered offering of shares of Common Stock (including any Warrant Shares) pursuant to the Registration Rights Agreement or sales of shares of Common Stock (including any Warrant Shares) under the ELOC/ATM, and the Holder receives the cash proceeds from such offering or sales in lieu of Warrant Shares receivable under this Warrant, then the number of Warrant Shares receivable upon exercise of this Warrant shall be decreased proportionally for the sale of such Warrant Shares, and the Holder shall pay to the Company from such cash proceeds the Exercise Price due for that number of shares of Common Stock sold in lieu of Warrant Shares receivable under this Warrant.

(g) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment pursuant to the provisions of this Section 4, but in any event not later than three (3) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three (3) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the amount of other shares of stock, securities, or assets then issuable upon exercise of the Warrant and the applicable Exercise Price.

(h) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution described in Section 4(c) or Section 4(e), to vote at a meeting (other than an annual meeting for which a definitive proxy statement has been filed) (or act by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(ii) of any Spin-Off;

(iii) of any Fundamental Transaction; or

(iv) of the voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting, or consent or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such Fundamental Transaction, Spin-Off, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of this Warrant) shall be entitled to exchange their Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Fundamental Transaction, Spin-Off, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to this Warrant and the Warrant Shares.

5. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant, and all rights hereunder are transferable to any Affiliate of the Holder (or, with the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), to a non-Affiliate of the Holder), in whole or in part, by the Holder without charge to the Holder, provided, however, that this Warrant and all rights hereunder shall not be transferred unless and until the Holder has given the Company a written notice of the portion of this Warrant being transferred, such notice to set forth the name, address and taxpayer identification number of the transferee, the anticipated date of such transfer, and surrendering this Warrant to the Company for reissuance to the transferee(s). Upon surrender of this Warrant to the Company at its then principal executive office with a properly completed and duly executed assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any taxes or other governmental charges that may be imposed in connection with the making of such transfer, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled. Such new warrant shall be identical in all other respects to this Warrant.

6. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(c) and Section 4(e)), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose with respect to the Warrant Shares, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give, or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance, or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company, at its own expense, shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated, or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as this Warrant or Warrants so surrendered in accordance with such notice.

8. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8(a) and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell, transfer, or otherwise dispose of this Warrant except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT WILL BE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE. THE WARRANT MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF THE ISSUER. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF THE ISSUER, THEN THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR

(2) SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND THE ISSUER, IF IT SO REASONABLY DETERMINES IS NECESSARY, IS IN RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ITS BOARD OF DIRECTORS THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

IN ADDITION, THE WARRANT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE TRANSFER PROVISIONS OF THE WARRANT.

THESE LEGENDS MAY NOT BE REMOVED WITHOUT THE WRITTEN CONSENT OF THE ISSUER (NOT TO BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED).”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows (and any transferee or assignee of the Holder is deemed to represent as of the date of such transfer or assignment as if it were the Holder):

(i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares. The Holder has received such information about the Company and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the business, properties, prospects, and financial condition of the Company.

9. Warrant Register. The Company shall keep and properly maintain at its principal executive office books for the registration of this Warrant and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination, or other transfer of this Warrant effected in accordance with the provisions of this Warrant.

10. Tax Matters.

(a) To the extent not already provided to the Company, Holder shall deliver to the Company an IRS Form W-9 (or if a transferee Holder is a foreign entity, an appropriate IRS Form W-8) and any other forms or documents reasonably requested by the Company to reduce or eliminate any withholding required by applicable tax law. The Company shall reasonably cooperate with the Holder to minimize or eliminate any such withholding to the extent permitted by applicable tax law.

(b) Subject to Section 10(a), if the Company is required by law to withhold and pay taxes on behalf of the Holder as a result of any payments, transfers, distributions (including deemed distributions) or other deliveries pursuant to the Warrant (including the exercise of the Warrant), then the Company shall be entitled to set off such withholding taxes against payments or other deliveries on the Warrant (including by liquidating a portion of any non-cash deliveries on the Warrant to generate sufficient funds to pay applicable withholding taxes). Any amounts or property withheld pursuant to the preceding sentence shall be deemed to have been paid, transferred, distributed or otherwise delivered to, and received by, the Holder for all purposes of this Warrant to the extent the Company has paid such amounts to the applicable tax authority.

(c) The Company and Holder intend that, for U.S. federal income tax purposes, the Warrant shall be treated as part of the consideration issued in exchange for the Allowed Renesas Claim (as such terms are defined in the Plan) in a transaction treated as a “recapitalization” under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall report such transaction in a manner consistent with the foregoing, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of Code.

11. Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity, or otherwise.

12. Valuation Dispute Resolution. In the case of any dispute as to the determination of the Black-Scholes Value, the Fair Market Value of any Common Stock, Warrant Shares or Extraordinary Dividends to be issued, withheld or otherwise determined, the calculation of the Aggregate Exercise Price or any other computation or valuation of Fair Market Value or any computation pursuant to Section 4 required to be made hereunder or in connection herewith, in the event the Holder, on the one hand, and the Company, on the other hand, are unable to settle such dispute within ten (10) Business Days, then either party may elect to submit the disputed matter(s) for resolution by an accounting firm of nationally recognized standing as may be mutually agreed upon by the Holder and the Company. Such firm’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error. The fees and expenses of the accounting firm pursuant to this Section 12 shall be borne by the Company, on the one hand, and the Holder, on the other hand, based upon the percentage which the aggregate portion of the contested amount not awarded to each party bears to the aggregate amount actually contested by such party. For example, if the Company claims the Fair Market Value is $1,000 for a given property and the Holder contests that the Fair Market Value of such property is only $500 (i.e., $500 is being contested) and if the accounting firm ultimately resolves the dispute by determining a Fair Market Value of $800 for such property, then the costs and expenses of the accounting firm will be allocated 60% (i.e., 300 ÷ 500) to the Holder and 40% (i.e., 200 ÷ 500) to the Company.

13. Severability. If any provision of this Warrant is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of such provision in any other jurisdiction.

14. Governing Law; Jurisdiction; Waiver of Jury Trial . This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles thereof. The parties agree that any legal action or proceeding regarding this Warrant shall be brought and determined exclusively in a state or federal court located within the Borough of Manhattan in The City of New York. EACH PARTY TO THIS WARRANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Successors and Assigns. This Warrant shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. Subject to the terms of this Warrant, the Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Holder. Any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties hereunder, in whole or in part, to any Affiliate of the Holder (or, with the Company’s prior written consent, to a non-Affiliate of the Holder) (each, an “Assignee”); provided, that no such assignment shall be binding upon or obligate the Company to any such Assignee unless and until the Holder delivers the Company the executed assignment and funds described in Section 5. If a Holder assigns its rights under this Warrant in connection with the transfer of all of its Warrants or Warrant Shares, the Holder shall have no further rights or obligations under this Warrant. Any purported assignment in violation of this provision shall be null and void ab initio.

16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing in person, by electronic mail or facsimile or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be delivered as follows:

if to the Company, to:

Wolfspeed, Inc.

4600 Silicon Drive

Durham, NC 27703

Attention: Melissa Garrett

E-mail:

with a copy, in each case, (which shall not constitute notice) to:

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Attention: Tad J. Freese

 Richard Kim

Email: Tad.Freese@lw.com

   Richard.Kim2@lw.com

if to a Holder, to:

Renesas Electronics America Inc.

c/o Renesas Electronics Corporation

Toyosu Foresia, 3 2 24 Toyosu, Koto ku

Tokyo 135-0061 Japan

Attention: Shuhei Shinkai

   Sho Ozaki

   Takahiro Homma

E-mail:

with a copy, in each case, (which shall not constitute notice) to:

Kirkland & Ellis LLP

1301 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Rachel W. Sheridan, P.C.

   Shagufa R. Hossain, P.C.

   Anthony L. Sanderson

Email: rachel.sheridan@kirkland.com

   shagufa.hossain@kirkland.com

   anthony.sanderson@kirkland.com

All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the fifth (5th) Business Day after the posting thereof.

17. Headings. The headings contained in this Warrant are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

18. Entire Agreement. The Warrant Documents and the other writings referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such subject matter.

19. Specific Performance. Damages in the event of breach of this Warrant by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that the other parties hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any party hereto from pursuing any other rights and remedies at law or in equity which such party may have.

20. Counterparts; Facsimile or .pdf Signature. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document. This Warrant may be executed by facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, and a facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, shall constitute an original for all purposes.

21. Amendment. This Warrant may not be amended, modified or supplemented unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

22. Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Warrant, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any extension or waiver pursuant to this Section 22 will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Warrant shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

23. No Third-Party Beneficiaries. This Warrant shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.

24. Interpretation; Construction. This Warrant has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Warrant will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Warrant. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Warrant,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Warrant as a whole, including the schedules, exhibits and annexes, as the same may from time to time be amended, modified or supplemented, and not to any particular subdivision unless expressly so limited. References to “will” or “shall” mean that the party must perform the matter so described and a reference to “may” means that the party has the option, but not the obligation, to perform the matter so described. All references to sections, schedules, annexes and exhibits mean the sections of this Warrant and the schedules, annexes and exhibits attached to this Warrant, except where otherwise stated. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the party’s breach of the first covenant.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Name:	Melissa Garrett
Title:	Senior Vice President and General Counsel

[Signature Page to Warrant]

Accepted and agreed:

RENESAS ELECTRONICS AMERICA INC.

By:	/s/ Shuhei Shinkai
Name:	Shuhei Shinkkai
Title:	Authorized Signatory

[Signature Page to Warrant]

Exhibit A

Form of Exercise Notice

(To be executed upon exercise of the Warrant(s))

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate(s), to purchase Common Stock of Wolfspeed, Inc. and (check one or both):

___

herewith tenders in payment for            shares of Common Stock an amount of $         by certified or official bank check made payable to the order of Wolfspeed, Inc. or by wire transfer in immediately available funds to an account arranged with Wolfspeed, Inc.; and/or

___	herewith tenders the Warrant(s) for Common Stock pursuant to the cashless exercise provision of Section 3(b)(ii) of the Warrant.

The undersigned requests that a statement representing the Common Stock issued upon exercise of the Warrant(s) be delivered in accordance with the instructions set forth below.

Dated: __________________, 20____

THIS EXERCISE NOTICE MUST BE DELIVERED TO WOLFSPEED, INC. PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXERCISE DATE. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT.

A-1

THE UNDERSIGNED REQUESTS THAT A STATEMENT REPRESENTING THE COMMON STOCK BE DELIVERED AS FOLLOWS:

Name: ____________________________________________

(Please Print)

Address: __________________________________________

Telephone: ________________________________________

Fax: ______________________________________________

Social Security Number or Other Taxpayer Identification Number (if applicable): ___________

IF SAID NUMBER OF COMMON STOCK SHALL NOT BE ALL THE COMMON STOCK ACQUIRABLE UNDER THE WARRANT(S), THE UNDERSIGNED REQUESTS THAT A NEW WARRANT CERTIFICATE(S) REPRESENTING THE BALANCE OF SUCH WARRANT(S) SHALL BE REGISTERED AND DELIVERED AS FOLLOWS:

Name: ____________________________________________

(Please Print)

Address: __________________________________________

Telephone: ________________________________________

Fax: ______________________________________________

Social Security Number or Other Taxpayer Identification Number (if applicable): ___________

Signature: _________________________________________

Name: ____________________________________________

Capacity in which Signing: ____________________________

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

A-2

Exhibit B

Form of Assignment

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the Warrant Certificate) set forth opposite the name of such assignee below, and in and to the Warrant Certificate with respect to the Warrants and the Common Stock issuable upon the exercise of said Warrants:

Name of Assignee	Address	Number of Warrants	Warrant Certificate No.

If the total number of Warrants shall not be all of the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

Name of holder of Warrant:

By:
Name:
Title:
Dated:

B-1